If filing more
than one
Page 32, "X"
box:            ?
For period ending May 31, 2002

File number 811-6475


77.	A.	Is the Registrant filing any of the following
attachments with the current
		filing of Form N-SAR?  (ANSWER FOR ALL SERIES AS
A GROUP)	Y
			Y/N

NOTE:  If answer is "Y" (Yes), mark those items below
being filed as an attachment to this
form or incorporated by reference.	__
	Y/N

	B.	Accountant's report on internal control
___
	C.	Matters submitted to a vote of security holders		Y
	D.	Policies with respect to security investments		N
	E.	Legal proceedings		N
	F.	Changes in security for debt		N
	G.	Defaults and arrears on senior securities		N
	H.	Changes in control of Registrant		N
	I.	Terms of new or amended securities		N
	J.	Revaluation of assets or restatement of capital
share account		__
	K.	Changes in Registrant's certifying accountant		N
	L.	Changes in accounting principles and practices
	__
	M.	Mergers		N
	N.	Actions required to be reported pursuant to Rule
2a-7		N
	O.	Transactions effected pursuant to Rule 10f-3		N
	P.	Information required to be filed pursuant to
existing exemptive orders		N
Attachment Information (Cont. On Screen 39)



If filing more
than one
Page 32, "X"
box:            ?
For period ending May 31, 2002

File number 811-6475


Attachment Information (Cont. from Screen 38)

77.	Q.	1.	Exhibits
N_

	Y/N

		2.	Any information called for by instructions to
sub-item 77Q2		 N

	Y/N

		3.	Any information called for by instructions to
sub-item 77Q3		N
	Y/
N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
__ __ __ __ __ __ __ __ __ __ __
79.	?	List the "811" numbers and names of Registrant's
wholly-owned investment
		company subsidiariesconsolidated in this report.


811 Number		Subsidiary Name



For period ending   May 31, 2002		Exhibit 77C

File number 811-6475


Strategic Global Income Fund, Inc.


	On March 21, 2002 the Fund's shareholders elected board members at an annual meeting of shareholders. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action regarding the election of directors since there were no solicitations in opposition to the registrant's nominees and all of the nominees were elected.


Strategic Global Income Fund